Filed Pursuant to Rule 424(b)(3)

Registration No. 333-113476

Prospectus Supplement dated May 21, 2004

to Prospectus dated March 19, 2004

WHOLE FOODS MARKET, INC.

238,735 SHARES OF COMMON STOCK

The table of Selling Holders is hereby revised to read as follows:

	Shares of Common		Shares of Common Stock
	Stock Owned	Shares of Common	Owned After the Offering(1)
Selling Holder	Before the Offering	Stock Offered Hereby	Number	Percent of Class
Anthony John Harnett	1,587	1,587	0	0%
Barnet Feinblum	22,292	22,292	0	0%
Investec Trust (Guernsey) Limited	21,444	21,444	0	0%
Carol J. Hampf, PC	1,600	1,600	0	0%
Caryn D. Ellison	1,300	1,300	0	0%
Charles L. Biederman	1,379	1,379	0	0%
Eric J. Kramer	1,300	1,300	0	0%
Feinblum Investment Management LLP	3,824	3,824	0	0%
Frank Bretherton	5,524	5,524	0	0%
Fresh Capital Group Limited	23,976	23,976	0	0%
Gooch & Lederman Living Trust	752	752	0	0%
Ian M. Laing and Caroline E. Laing	5,000	5,000	0	0%
Jeffrey D. Cohn	1,505	1,505	0	0%
Jeremy Lloyd	3,892	3,892	0	0%
Joan Y. McCabe	399	399	0	0%
John A. Shields	2,272	2,272	0	0%
Judith E. Ollman	789	789	0	0%
Julie Feinblum	2,546	2,546	0	0%
Juniper Natural Foods LLP	21,869	21,869	0	0%
Khwaja Shahid Muzzafa Hassan	25,020	25,020	0	0%
Laura Christman(2)	35,676	35,676	0	0%
Lifephase Inc.	3,053	3,053	0	0%
Michael Shaun Lawson	6,084	6,084	0	0%
Paul Repetto	2,708	2,708	0	0%
Peter Bradford	6,597	6,597	0	0%
Robert W. Doran	5,539	5,539	0	0%
Sallie Charles & Harry Burnett	799	799	0	0%
Vincent V. Fantegrossi	2,385	2,385	0	0%
Virginia Perry	376	376	0	0%
William Rothacker(2)	35,676	35,676	0	0%
Andrew Evans	19	19	0	0%
Bob Harrop	446	446	0	0%
Bryan Meehan	19,920	19,920	0	0%
Cathryn Seedhouse	904	904	0	0%
Craig Seedhouse	904	904	0	0%
Fiona McArthur and Neil Toolin	939	939	0	0%
Gary Hussey	49	49	0	0%
Jan Arnold	50	50	0	0%
Katherine Cordle	90	90	0	0%

(footnotes on next page)

(1)	Assumes that all of the shares offered hereby are sold.
(2)	Includes 31,749 shares jointly owned by Laura Christman and William Rothacker

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense

The date of this Prospectus Supplement is May 21, 2004